As filed with the Securities and Exchange Commision on September 10, 1999

                            Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                           ------------------------

                           LASALLE HOTEL PROPERTIES
            (Exact name of registrant as specified in its charter)

     Maryland                                           36-4219376
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                              1401 Eye Street, NW
                                   Suite 900
                            Washington, D.C. 20005
                                (202) 222-2600

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           ------------------------

         LaSalle Hotel Properties 1998 Share Option and Incentive Plan
                           (Full title of the plan)
                            -----------------------

                                 Jon E. Bortz
                     President and Chief Executive Officer
                           LaSalle Hotel Properties
                              1401 Eye Street, NW
                                   Suite 900
                            Washington, D.C. 20005
                                (202) 222-2600
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------ ---------------------- ------------------------- ------------------------ =========================
                                                                                     Proposed maximum
Title of Securities                  Amount to             Proposed maximum        aggregate offering      Amount of registration
 to be registered                   be registered       offering price per unit           price                     fee
------------------------------ ---------------------- ------------------------- ------------------------ =========================
------------------------------ ---------------------- ------------------------- ------------------------ =========================
Common Stock, par value
$.01 per share...............         743,000   (1)          $13.88  (2)         $ 10,312,840 (3)         $ 2,867 (4)
------------------------------ ---------------------- ------------------------- ------------------------ =========================

(1) Plus such additional number of shares as may be required by reason of the anti-dilution provisions of the LaSalle Hotel Properties 1998 Share Option and Incentive Plan.
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").
(3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on September 7, 1999.
(4) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the LaSalle Hotel Properties 1998 Share Option and Incentive Plan that are covered by this Registration Statement.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         LaSalle Hotel Properties (the "Company") hereby incorporates by reference the documents listed in (a), (b) and (c) below which have previously been filed with the Securities and Exchange Commission.

         (a) The Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998.

         (b) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

         (c) The description of the Company's common shares contained in the section captioned "Shares of Beneficial Interest" in the Company's prospectus filed pursuant to Rule 424(b)(4) of the Securities Act as of April 24, 1998 as part of the Company's Registration Statement on Form S-11 (No. 333-45647).

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

         The Company's officers and trustees are and will be indemnified under Maryland and Delaware law, the Declaration of Trust and Bylaws of the Company and the Partnership Agreement of the Operating Partnership against certain liabilities. The Declaration of the Trust of the Company requires it to indemnify its trustees and officers to the fullest extent permitted from time to time under Maryland law.

         The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

         Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8") permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officer, employees and agents to the same extent as permitted by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advance expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS

4(a)* Articles of Amendment and Restatement of Declaration of Trust of the Company.

4(b)*    Bylaws of the Company.

4(c) LaSalle Hotel Properties 1998 Share Option and Incentive Plan, as amended through September 9, 1999.

5        Opinion of Brown & Wood LLP.

23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5).

23(b)    Consent of KPMG LLP.

24       Power of Attorney (included on page 6).

* Previously filed as an exhibit to Registration Statement on Form S-11 (No. 333-45647) and incorporated herein by reference.

ITEM 9.      UNDERTAKINGS

         The undersigned registrants hereby undertake:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, LaSalle Hotel Properties certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 9th day of September, 1999.

                               LASALLE HOTEL PROPERTIES

                               By: /s/ Hans S. Weger
                                  ------------------------
                                       Hans S. Weger
                                   Executive Vice President, Treasurer and
                                    Chief Financial Officer (Authorized Officer
                                    and Principal Financial and Accounting
                                    Officer)

                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of LaSalle Hotel Properties hereby severally constitute Jon E. Bortz, Hans S. Weger and Stuart L. Scott, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable LaSalle Hotel Properties to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                           Title                                                      Date
       ---------                                           -----                                                      ----

/s/ Jon E. Bortz                       President, Chief Executive Officer and Trustee
---------------------------
Jon E. Bortz                           (Principal Executive Officer)                                           September 9, 1999

/s/ Hans S. Weger                      Executive Vice President, Treasurer and Chief Financial Officer
---------------------------
Hans S. Weger                          (Authorized Officer and Principal Financial and Accounting Officer)     September 9, 1999

/s/ Stuart L. Scott
---------------------------
Stuart L. Scott                        Chairman of the Board of Trustees                                       September 9, 1999

/s/ Darryl Hartley-Leonard
---------------------------
Darryl Hartley-Leonard                 Trustee                                                                 September 9, 1999

/s/ George F. Little, II
------------------------
George F. Little, II                   Trustee                                                                 September 9, 1999

/s/ Donald S. Perkins
---------------------------
Donald S. Perkins                      Trustee                                                                 September 9, 1999

/s/ Shimon Topor
------------------
Shimon Topor                           Trustee                                                                 September 9, 1999


---------------------------
Donald A. Washburn                     Trustee

                                                  EXHIBIT INDEX

Exhibit No.                Description                                                      Page

4(a)* Articles of Amendment and Restatement of Declaration of Trust of the Company.

4(b)*                      Bylaws of the Company.

4(c)                       LaSalle Hotel Properties 1998
                           Share Option and Incentive Plan,
                           as amended through September 9, 1999.                             8

5                          Opinion of Brown & Wood LLP.                                     18

23(a)                      Consent of Brown & Wood LLP (included as part of
                           Exhibit 5).

23(b)                      Consent of KPMG LLP.                                             19

24                         Power of Attorney (included on page 6).

* Previously filed as an exhibit to Registration Statement on Form S-11 (No. 333-45647) and incorporated herein by reference.